                                                                     EXHIBIT I-2

             LIST AND DESCRIPTION OF SUBSIDIARIES AND INVESTMENTS
                            OF PECO ENERGY COMPANY
                    (OTHER THAN "PUBLIC-UTILITY" COMPANIES)


                             AS OF OCTOBER , 2000

IV.  Subsidiaries and Investment of PECO

     1.   Financing Subsidiaries
          ----------------------

          1.1  PECO Energy Capital Corp.
               -------------------------

               PECO Energy Capital Corp. (PECC) (DE Corp.), wholly-owned by PECO, was formed as a financing vehicle for issuance of cumulative income preferred securities; it is the 3% general partner in PECO Energy Capital, L.P./30/

          1.2  PECO Energy Capital, L.P.
               -------------------------

               PECO Energy Capital, L.P. (PECLP) (DE Limited partnership), a Delaware limited partnership whose general partner interest (3%) is held by PECC. Its sole purpose is to issue cumulative income preferred securities and lend the proceeds thereof to PECO./31/




_____________________
/30/ New Century Energies, HCAR 35-26750 (August 1, 1997) (authorizing organization of new corporations, trust, partnerships or other financing entities to facilitate financings through the issuance to third parties of income preferred or other authorized or exempt securities. Also authorizing utility company to maintain its financing transactions with an existing wholly owned trust, that issued trust preferred securities and loaned the proceeds to its parent utility company); Conectiv, HCAR 35-26883 (February 26, 1998) (authorizing organization of new corporations, trust, partnerships or other financing entities to facilitate financings through the issuance to third parties of income preferred or other authorized or exempt securities. Also authorizing two utility companies to maintain their financing transactions with existing wholly owned trusts, that issued trust preferred securities and loaned the proceeds to the parent utility companies); SCANA Corporation, HCAR 35-27135 (February 14, 2000) (authorizing organization of new corporations, trust, partnerships or other financing entities to facilitate financings through the issuance to third parties of income preferred or other securities); Dominion Resources, HCAR 35-27112 (December 15, 1999) (authorizing holding company to maintain its financing transactions with an existing wholly owned trust, that issued capital securities to investors and with the proceeds purchased debentures issued by the holding company).

/31/ Id.

          1.3  PECO Energy Capital Corp. Trust II
               ----------------------------------

               PECO Trust 2 (DE trust) is a trust created for the issuance of a specific series of cumulative preferred securities./32/


          1.4  PECO Energy Capital Corp. Trust III
               -----------------------------------

               PECC Trust 3 (DE trust) is a trust created for the issuance of a specific series of cumulative preferred securities./33/


          1.5  PECO Energy Transition Trust
               ----------------------------

               PECO Energy Transition Trust (PETT) (a DE statutory business trust) is an entity used for the securitization of stranded costs, and in March 1999 and May, 2000, PECO issued $4 billion and $1 billion, respectively, of transition bonds through PETT./34/

          1.6  ATNP Finance Company
               --------------------

               ATNP Finance Company (ATNP) (DE Corp), wholly-owned by PECO Wireless, LLC (PEWI) (see below), was formed to manage PECO's net securitization proceeds and minimize taxes related to the disposition of those proceeds. ATNP will no longer be a subsidiary of PEWI after the Restructurings and reorganization of Exelon's non-utility subsidiaries and thus will be completely separate from any activity exempt under Section 34 of the Act./35/

          1.7  PEC Financial Services, LLC
               ---------------------------

               PEC Financial Services, LLC (PEC) (PA limited liability company), wholly-owned by PEWI, this single-member LLC which was also formed in connection with PECO's securitization and to minimize taxes related to the disposition of these proceeds./36/ PEC will also no longer be a subsidiary of PEWI following reorganization as noted in 1.6.



_____________________
/32/ Id.

/33/ Id.

/34/ Id.

/35/ See West Penn Power Company, HCAR 35-27091 (October 19, 1999) (approving formation of subsidiaries to issue and receive proceeds of transition bonds).

/36/ Id.

     2.   Exempt Wholesale Generators
          ---------------------------

          2.1  AmerGen Energy Company, LLC
               ---------------------------

               AmerGen Energy Company, LLC. (AmerGen) (DE limited liability company) is a joint venture with British Energy formed to acquire nuclear electric generating assets. PECO holds a 50% LLC membership interest in AmerGen. AmerGen owns and operates Three Mile Island Unit 1 located in Pennsylvania, the Clinton Power Station located in Illinois and the Oyster Creek Generating Station located in New Jersey. AmerGen is an Exempt Wholesale Generator (EWG) under Section 32 of the Act. AmerGen and its subsidiary AmerGen Vermont, LLC are in the process of acquiring the Vermont Yankee nuclear power station which is the subject of review proceedings before various federal and state regulatory bodies./37/ AmerGen owns:

               AmerGen Vermont, LLC (AVT)

               AmerGen Finance Company, LLC (AFC) (DE limited liability company) formed to finance AmerGen's business activities.

     3.   Telecommunications Companies
          ----------------------------

          3.1  PECO Wireless, LLC
               ------------------

               PECO Wireless, LLC (PEWI) (DE limited liability company) is a wholly-owned LLC which serves as a holding company of PECO's telecommunications ventures and interests. It is the successor to PECO Wireless, Inc. which was merged into it effective January 1, 1998./38/

          3.2  AT&T Wireless PCS of Philadelphia, LLC
               --------------------------------------

               AT&T Wireless PCS of Philadelphia, LLC (PPC) (DE Limited liability company) in which PEWI holds a 49% LLC membership interest, is a joint venture with AT&T Wireless Services formed to offer personal communications services in the Philadelphia Major Trading Area; it is an FCC license holder./39/

          3.3  PECO Hyperion Telecommunications (d/b/a/ PECO Adelphia
               ------------------------------------------------------
               Communications)
               ---------------

               PECO Hyperion Telecommunications (PHT/PAC) (d/b/a/ PECO Adelphia Communications) (PA general partnership), a general partnership in which

_____________________
/37/ Section 32 of the Act and Rule 53. See also the discussion in the U-1, Amendment 1, at Item 3(B)(3)(a)(v).

/38/ Section 34 of the Act; GPU, Inc., HCAR 35-27165 (April 14, 2000) (telecommunication services functionally related to utility operations).

/39/ Section 34 of the Act.

               PECO is a 50% partner, is a competitive local exchange carrier that provides services such as local dial tone, long distance, Internet service and point-to-point (voice and data) communications for businesses and institutions in eastern Pennsylvania. The other general partner is Adelphia Business Solutions, a subsidiary of Adelphia Communications (Nasdaq:
               ADLAC) (f/k/a Hyperion Telecommunications of PA, Inc.) (Nasdaq:
               ABIZ), one of the largest cable television operators in the United States. PHT holds a certificate of public convenience from the Pennsylvania Commission and has applied to the New Jersey Board of Public Utilities for authorization to do business in southern New Jersey./40/

     4.   Real Estate Companies
          ---------------------

          4.1  Eastern Pennsylvania Development Company
               ----------------------------------------

               Eastern Pennsylvania Development Company (EPDC) (PA Corp.), wholly-owned by PECO, holds interests in subsidiaries conducting unregulated real estate and complementary operations. This entity will be dissolved in connection with the restructuring to facilitate movement of its subsidiary entities to other entities engaged in similar lines of businesses. Exelon will divest EPDC and its subsidiaries within three years subsequent to the date of any order in this matter, or make a filing with the Commission prior to the expiration of one year from the date of the order explaining why it should be permitted under PUHCA to retain some or all of the subsidiaries. EPDC owns:

               4.2  Adwin Realty Company
                    --------------------

                    Adwin Realty Company (ARCO) (PA Corp.), is a real estate development and management company formerly engaged primarily in local development activities./41/ These activities include partnerships that developed various types of residential, commercial and light industrial projects.

                    It holds partnership interests in the following:

                    Ambassador II Joint Venture (an office/warehouse development)

                    Bradford Associates (a residential development)

_____________________
/40/ Section 34 of the Act.

/41/ Ameren, HCAR, 35-26809 (Dec. 30, 1997) (authorizing investment in multi-purpose arena and in a limited liability company which owns 231 acres of farmland to be used for development of an industrial park within the boundaries of Mattoon and the CIPS service territory); Consolidated Natural Gas Co., 33 SEC Docket 1192 (Aug. 20, 1985) (investment in fund formed to encourage and finance local entrepreneurial ventures).

                    Franklin Town Towers Associates (an office development)

                    Henderson Ambassador Associates (an office/warehouse development)

                    Riverwatch Associates (a residential development)

                    Route 724 (a proposed commercial development currenty under agreement to be sold)

                    Signa Joint Venture, which, in turn, holds a 6.5% interest in:

                              Central Sewer Project Development Group Ltd. (a
                    commercial/residential development currently under agreement of sale).

     5.   Investments
          -----------

          5.1  Energy Assets
               -------------

               Energy Assets (EPS) (f/k/a Energy Performance Services, Inc., f/k/a Heatac Energy) (PA Corp.), in which EPDC holds only a 10% interest, specializes in the development, financing, implementation and construction of energy efficiency projects for large industrial, institutional, commercial and governmental facilities throughout the Northeastern United States. It integrates reliable energy supply with efficiency improvements, saving money as well as energy for its clients. EPS's primary mission is to implement cost-effective energy projects, providing the best independent solution for each facility. It secures project financing and functions as a design-build contractor and operator, using its onsite project managers to supervise the engineering, local installation and start-up of the project./42/ EPS has one subsidiary:

               Global EPS LC

          5.2  Energy Trading Company
               ----------------------

               Energy Trading Company (ETC) (DE Corp.), wholly-owned by PECO, is a holding company which holds interests in: (1) WorldWide Web NetworX Corporation (NASDAQ: WWWX) (73,450 shares, *1% interest, an Internet company; and (2) Entrade, Inc. (NYSE: ETA), (200,000

* Less than

_____________________
/42/ Rule 58(b)(1)(i), (vii).

               shares, 1.5% interest, a business-to-business Internet e-commerce solution provider of asset and inventory related functions./43/


          5.3  ExelonVentures Corp.
               -------------------

               ExelonVentures Corp. (EVEN) (f/k/a Exelon Corporation) (PA Corp.), wholly-owned by PECO, is currently the holding company of Exelon Capital Partners and a 50% interests in UniGridEnergy LLC and CIC Global, LLC. EVEN was formed as an energy services company; it formerly engaged in providing operation, management and consulting services for owners and operators of electric or energy generation equipment and plants. EVEN holds a 9.25% interest in NEON Communications, Inc., a DE corporation that owns a fiber optic network linking metropolitan areas in the mid-Atlantic region and New England and leases its fiber optic capacity to other telecommunications carriers./44/

          5.4  UniGridEnergy LCC
               -----------------

               UniGridEnergy LCC (GRID) (DE limited liability company), is a joint venture with ACE USA formed to connect energy buyers and sellers through a secure, reliable, easy-to-use Internet-based bidding process. EVEN holds a 50% LLC membership interest in GRID./45/

          5.5  CIC Global, LLC
               ---------------

               CIC Global, LLC is a technology company providing real time energy information and billing solutions to residential and small commercial customers. EVEN holds a 50% membership interest, the other 50% interest is held by Orion Ltd., a New Zealand energy network management company./46/

          5.6  Exelon Capital Partners, Inc.
               ----------------------------

               Exelon Capital Partners, Inc. (ECAP) (DE Corp.), is an investment holding company which maintains and manages intangible investments. Generally, the investments, mostly in new businesses, leverage the core businesses of utility infrastructure services and communications and PECO Energy's other resources through investment. Current investments: (1) a 12% interest in Extant, Inc. a privately held carrier's fully optical telecommunications network serving CLECs, ISPs and other competitive telecommunications companies which exchange traffic over Extant's network; (2) a 14.9% interest

_____________________
/43/ Section 34 of the Act; Rule 58(b)(1)(vii)

/44/ Section 34 of the Act; Rule 58(b)(l)(i), (ii), (vii).

/45/ Section 34 of the Act; Rule 58(b)(1)(v); WPL Holdings, Inc., HCAR 35-26856 (April 14, 1998) (buys, sells and markets natural gas and electricity); Central and South West Corp., HCAR 35-26367 (Sept. 1995) (provide range of energy-related products and services to commercial and industrial customers).

/46/ Section 34 of the Act; Rule 58(b)(1)(i), (ii), (vii); GPU, Inc. HCAR 35-27139 (Feb. 18, 2000) (authorizing investments in utility-like service industries).

               in Permits Now (f/k/a Softcomp), a company developing Internet software which will enable the electronic filing of governmental and regulatory permits and applications; (3) a 16.8% interest (value $40M - Series B preferred stock) in VITTS Network Group Inc., a packet-based, data oriented Competitive Local Exchange Carrier that also provides network management services to commercial customers; (4) a 34.88% interest (preferred stock) in OmniChoice.com, Inc., an Internet-based utility services agent company, primarily serving small business and residential customers; and (5) $500K of financing to Exotrope, a developer of neural networks for Internet software applications. Exotrope's primary product to date is an artificial intelligence, image recognition software program that identifies and blocks objectionable images on the Internet. Exotrope has also developed two search engines, one for educational purposes and one for religious purposes, that feed off the restrictive properties of the image recognition capability. Exotrope also operates a local Internet service provider. (6) A 2.48% interest in Media Station, Inc. (MI Corp.), a company which provides interactive software media on-demand over broadband networks to multiple users./47/

          5.7  Utility Competitive Advantage Fund I, LLC,
               ------------------------------------------

               Utility Competitive Advantage Fund I, LLC, ("UCAFI") is a Kinetics' venture capital investment in businesses engaged in communications, the Internet, customer service opportunities and companies with products or services to help utilities retain and build a customer base, improve core operating efficiencies and generate new revenue sources. PECO has invested $10 million and holds approximately an 11% ownership interest in UCAFI./48/

          5.8  Enertech Capital Partners II
               ----------------------------

               Enertech Capital Partners II ("ECPII") is a Safeguard Scientifics' venture capital fund in businesses engaged in technology and service companies related to the energy, utility and communications industries. PECO has invested $1.5 million to date of a $15 million commitment and holds a 6.4% ownership interest in ECPII./49/

_____________________
/47/ Section 34 of the Act; Rule 58(b)(l)(i), (ii), (vii); GPU, Inc. HCAR 35-27139 (Feb. 18, 2000) (authorizing investments in utility-like service industries).

/48/ See Ameren, HCAR 35-35-26809 (Dec. 30, 1997) (venture capital fund for minority business development); Appalachian Power Co., HCAR 35-25266 (growth capital in new and expanding small, rural firms to improve local economy); Northeast Utilities, 40 SEC Docket 412 (Feb. 24, 1988) (investment in locally focused venture capital fund); GPU, Inc., HCAR 35-27139 (Feb. 18, 2000); Energy East Corp., HCAR 35-27224 (Aug. 31, 2000) (authorizing investments inshort-term money market instruments as passive); Ameren, HCAR 35-26809 (Dec. 30, 1997) (passive and/or de minimis investment) WPL Holdings, HCAR 35-26856 (April 14,
1998) (passive and/or de minimis investment).

/49/ Id.

     6.   Infrastructure Service Companies
          --------------------------------

               Infrastructure services businesses 6.1 through 6.15 (the Exelon Infrastructure Services companies) are conducted as an integrated business and are analyzed as a group. PECO expects that the corporate structure of the Exelon Infrastructure Services companies will be simplified through mergers and other restructurings. The chart set forth below is provided below to demonstrate the portion of the business of Exelon Infrastructure Services companies (by major company and in the aggregate) that is engaged in traditional infrastructure service functions including the construction of electric "transmission and distribution" facilities, substation construction, utility pipelines and other facilities, meter reading and installation as well as fiber-optic cable installation, which requires similar skills and equipment to the services related above and relates to activities that are exempt under Section 34 of the Act. Exelon Infrastructure Services companies' revenues are predominantly derived from utility related activities and are otherwise comparable to similar infrastructure services company groups the Commission has permitted registered holding companies to retain:/50/

-----------------------------------------------------------------------------------------------------------
                                       Exelon Infrastructure Services
                                               YTD July 2000
-----------------------------------------------------------------------------------------------------------
                                          Percentage of                       Percentage of
                                          Revenues from                       Revenues  from
                                    Utility Related Functions              Non-Utility Functions
-----------------------------------------------------------------------------------------------------------
Company                    T&D   Sub-station    Under-    Meter  Fiber    I&C     Inside     Other    Total
                          Elect    Const.       ground    Read/  Optic             Telco
                                                 gas      Inst.
                                               utility
-----------------------------------------------------------------------------------------------------------
Chowns Com., Inc.                                                100
-----------------------------------------------------------------------------------------------------------
Fischbach & Moore          5         5                                     79       11
-----------------------------------------------------------------------------------------------------------
MRM & subs                                        67             27                            6
-----------------------------------------------------------------------------------------------------------
Syracuse Merit                      18                                     77        6
-----------------------------------------------------------------------------------------------------------
Trinity Industries                               100
-----------------------------------------------------------------------------------------------------------
OSP Consultants                                                  69                 22         9
-----------------------------------------------------------------------------------------------------------
Dashiell & Dacon                   100
-----------------------------------------------------------------------------------------------------------
VSI Group                                                 100
-----------------------------------------------------------------------------------------------------------

____________________
/50/      GPU, Inc. HCAR 35-27139 (Feb. 18, 2000).

-----------------------------------------------------------------------------------------------------------
Michigan Trench                                      100
-----------------------------------------------------------------------------------------------------------
EIS of PA                    40                       27            33
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Total                       6.2          9.2        27.5    4.0   27.6     15.9        6.2       3.4
-----------------------------------------------------------------------------------------------------------
                                                        Total Utility:     Total Non-Utility:  25.5%
                                                                  74.5%                                 100%
-----------------------------------------------------------------------------------------------------------

               Exelon anticipates that the proportion of business that the Exelon Infrastructure Services group will conduct over the near future will result in approximately the same percentage of "utility" versus "non-utlity" revenues being produced and that "utility" revenues will not significantly decline. More detailed description of each major corporation in the group is given below. In some cases these businesses also qualify as "Rule 58" companies as noted. Future acquisitions that meet the requirements of Rule 58 may be added to the Exelon Infrastructure Services group without Commission approval as provided in that Rule.

          6.1  Exelon Infrastructure Services, Inc.
               ------------------------------------

               Exelon Infrastructure Services, Inc. (EIS) (DE Corp.), owned approximately 95% by PECO, was formed to be the subsidiary holding company of a multi-company infrastructure services unit specializing in the integrated design, construction, and maintenance of utility (electric, gas, water, cable television, and telecommunications) distribution networks./51/ EIS directly or indirectly holds all of the entities listed in this section.
                                   ---

          6.2  Exelon Infrastructure Services of PA, Inc.
               ------------------------------------------

               Exelon Infrastructure Services of PA, Inc. (EISPA) (DE Corp.), a wholly owned subsidiary of EIS, was formed as an entity into which PECO's unregulated infrastructure business was contributed in conjunction with the formation of the EIS group./52/

          6.3  Chowns Communications, Inc.
               ----------------------------

               Chowns Communications, Inc. (CCI) (DE Corp.), a wholly owned subsidiary of EIS, is a utility contractor providing primarily telecommunications services. The majority of CCI's revenues are derived

_____________________________
/51/ Rule 58(b)(1)(vii), (ix).

/52/ Rule 58(b)(1)(i), (iv), (vii), (ix); New Century Energies, HCAR 35-26748 (August 1, 1997); GPU, Inc., HCAR 35-27165 (April 14, 2000) (finding infrastructure services functionally related to utility operations).

               from conduit installation projects with Bell Atlantic. CCI operates throughout Pennsylvania and Delaware and employs about 180 people./53/

          6.4  Fischbach and Moore Electric, Inc.
               ----------------------------------

               Fischbach and Moore Electric, Inc. (FMEL) (DE Corp.), a wholly owned subsidiary of EIS, is an electrical contracting firm known for its construction of complex electrical projects relating to infrastructure for commercial and industrial buildings, and in transit and traffic management systems for various government and private entities. Other important markets include telecommunications and utilities. Less than 5% of its contracting is general contracting in nature. It operates in nine states with about 750 employees./54/

          6.5  MRM Technical Group, Inc.
               -------------------------

               MRM Technical Group, Inc. (MRM) (DE Corp.), a wholly owned subsidiary of EIS, is am underground construction firm providing services to electrical, gas and telecommunications companies. It is comprised of six subsidiary construction companies and several non-construction subsidiaries. MRM operates in 23 states with about 1,800 employees./55/ The subsidiaries are:

               Aconite Corporation (St. Paul, MN HQ) (MN Corp.)

               Gas Distribution Contractors, Inc. (Aurora, MO HQ) (MO Corp.)

               Mid-Atlantic Pipeliners, Inc. (Newark, DE HQ) (DE Corp.)

               Mueller Distribution Contractors, Inc. (Sanford, FL HQ) (GA
               Corp.)

               Mueller Energy Services, Inc. (Lorain, OH HQ) (NY Corp.)

               Mueller Pipeliners, Inc. (New Berlin, WI HQ) (DE Corp.)

               Mechanical Specialties Incorporated (WI Corp.)

               Rand-Bright Corporation (WI Corp.)

_____________________________
/53/    Rule 58(b)(1)(vii); Energy East Corp., HCAR 35-27224 (Aug. 31, 2000)
(company that provides telecommunication services); GPU, HCAR 35-27165 (April 14, 2000) (company performing telecommunication installation services); Section 34 of the Act.

/54/    Rule 58(b)(1)(i),(ii), (vii); GPU, HCAR 35-27165 (April 14, 2000)
(company performing telecommunication installation traffic management system services).

/55/    Rule 58(b)(1)(vii); GPU, HCAR 35-27165 (April 14, 2000) (allowing acquisition of companies servicing the steel, utility, chemical, and co-generation industries).

          6.6  Syracuse Merit Electric, Inc.
               -----------------------------

               Syracuse Merit Electric, Inc. (SME) (DE Corp.), a wholly owned subsidiary of EIS, provides industrial and commercial electrical contracting services including on-site electric facility and inside commercial facility electrical system, and data system design and installation. SME operates in 8 states and employs about 200 people./56/


          6.7  NEWCOTRA, Inc.
               --------------

               NEWCOTRA, Inc. (TRA) (DE Corp.), is a wholly owned subsidiary of EIS, formed to hold EIS's interest in Fischbach and Moore, Incorporated (FMI).

          6.8  Fischbach and Moore, Incorporated
               ---------------------------------

               Fischbach and Moore, Incorporated (FMI) (NY Corp.), wholly-owned by NEWCOTRA, is an electrical contracting firm known for its construction of complex electrical projects relating to infrastructure for commercial and industrial buildings, and in transit and traffic management systems for various government and private entities. Other important markets include telecommunications and utilities./57/ FMI's subsidiaries, which are also engaged in one or more of these businesses, are:

               Fischbach and Moore Electrical Contracting, Inc. (DE Corp.)

               T.H. Green Electric Co., Inc. (NY Corp.)

          6.9  Trinity Industries, Inc.
               ------------------------

               Trinity Industries, Inc. (TII) (DE Corp.), a wholly owned subsidiary of EIS, operates as an underground utility contractor in the southern New Jersey area, including installing natural gas pipeline mains and laterals to utility customers. TII employs about 100 people./58/

          6.10 OSP Consultants, Inc.
               ---------------------

               OSP Consultants, Inc. (OSP) (VA Corp.), a wholly owned subsidiary of EIS, performs engineering and design services, construction related services, craft services (cable splicing, installation and repair), project

___________________________
/56/      Rule 58(b)(1)(i),(ii), (vii).

/57/      New Century Energies, HCAR 35-26748 (August 1, 1997); GPU, HCAR 35-
27165 (April 14, 2000) (finding infrastructure and telecommunication services functionally related to utility operations).

/58/      Rule 58(b)(1)(iv),(vii),(ix); GPU, HCAR 35-27165 (April 14, 2000)
(finding infrastructure services functionally related to utility operations).

               management and administrative functions on telecommunications infrastructure projects. OSP performs work for regulated, non-regulated and governmental communications companies, carriers, system operators, equipment manufacturers, power and cable TV companies, systems integrators and data applications companies; as well as a variety of other businesses involved in telecommunications-related activities. OSP operates in 33 states and several countries and employs over 2,200 people. It is registered to do business in Canada. OSP's subsidiaries include:
               International Communications Services, Inc. (NV Corp.); OSP Inc. (VA Corp.); OSP Servicios, S.A. de C.V. (Mexico); OSP Telecom, Inc. (DE Corp.); OSP Telcomm de Mexico, S.A. de C.V. (Mexico); OSP Telcom de Colombia, LTDA (Colombia - in the process of liquidation); OSP Telecommunications, Ltd. (Bermuda); RJE Telecom, Inc. (FL Corp.); Utility Locate & Mapping Services, Inc. (VA Corp.). The foreign subsidiaries are inactive./59/

          6.11 Dashiell Holdings Corp.
               -----------------------

               Dashiell Holdings Corp.(DE Corp.), a wholly-owned subsidiary of EIS, is a subsidiary holding company (employing a joint workforce of more than 300) which holds Dashiell Corporation and, indirectly, Dacon Corporation.

          6.12 Dashiell Corporation
               --------------------

               Dashiell Corporation (TX Corp.) based in Deer Park, TX specializing in the design, construction, testing, and maintenance of high- and medium-voltage electrical facilities for customers in the Gulf Coast area and worldwide. The company's primary focus is the turnkey design and installation of high-voltage substations and switchyards, with utility, industrial, petrochemical, and merchant power applications./60/ Dashiell Corporation owns:

               Dacon Corporation (TX Corp.), based in Lake Charles, LA, engages in the same business as Dasheill Corporation.

          6.13 VSI Group Inc.
               --------------

               VSI Group Inc. (VSI) (DE Corp.), a wholly-owned subsidiary of EIS, based in Columbia, MD, is one of the largest metering and customer services firms in the world, servicing the utilities (electric, gas, and water), manufacturers of automated meter reading (AMR) and metering systems,

____________________________
/59/      Rule 58(b)(1)(vii); Section 34 of the Act. All foreign subsidiaries are inactive.

/60/      Rule 58(b)(1)(vii); New Century Energies, HCAR 35-26748 (August 1,
1997); GPU, HCAR 35-27165 (April 14, 2000) (finding infrastructure services functionally related to utility operations).

               system integrators and municipalities. It is a leader in providing turkey outsourcing solutions that include the installation of AMR and meter systems, meter maintenance, meter turn on/turn off, call center and scheduling operations, meter retrofitting and testing, consulting and engineering support, meter reading, meter route optimizing and training. VSI Group and its subsidiary have more than 700 employees in 12 locations./61/ VSI owns:

               International Vital Solutions Group, Inc. (MD Corp.)

          6.14 Michigan Trenching Service, Inc.
               --------------------------------

               Michigan Trenching Service, Inc. (MI Corp.), a wholly-owned subsidiary of EIS, is an underground utility construction contractor servicing the Southeastern Michigan area since 1954, based in Ypsilanti, MI. The company has about 300 employees, over 500 pieces of modern construction equipment, and performs gas distribution, main and on-site plant construction, horizontal directional drilling, and turnkey engineering and CAD design services. /62/

          6.15 Lyons Equipment, Inc.
               ---------------------
               Lyons Equipment, Inc. (MI Corp.), is a wholly-owned subsidiary of EIS. This is an equipment leasing company for Michigan
               Trenching. /63/

7.   Other Energy Services Companies
     -------------------------------

     7.1  Adwin Equipment Company
          -----------------------

          Adwin Equipment Company (AECO) (PA Corp.), wholly-owned by PECO, leases equipment for co-generation facilities and related activities. /64/

     7.2  Horizon Energy Company
          ----------------------

          Horizon Energy Company (f/k/a PECO Gas Supply Company) (PA Corp.) is wholly-owned by PECO. It was formed to hold an interest in ECNGC.

_________________________
/61/      Rule 58(b)(1)(vii); New Century Energies, HCAR 35-26748 (August 1,
1997); GPU, HCAR 35-27165 (April 14, 2000) (finding infrastructure services functionally related to utility operations).

/62/      Rule 58(b)(1)(vii); New Century Energies, HCAR 35-26748 (August 1,
1997); GPU, HCAR 35-27165 (April 14, 2000) (finding infrastructure services functionally related to utility operations).

/63/      Rule 58(b)(1)(vii); New Century Energies, HCAR 35-26748 (August 1,
1997); GPU, HCAR 35-27165 (April 14, 2000) (finding infrastructure services functionally related to utility operations).

/64/      Rule 58(b)(1)(vi), (viii).

          It later entered the business of selling competitively-priced electricity and natural gas in deregulated markets. It is currently inactive./65/

     7.3  East Coast Natural Gas Cooperative, LLP
          ---------------------------------------

          East Coast Natural Gas Cooperative, LLP (ECNGC) (DE limited partnership) in which PECO holds a 16.66% LLP interest, was formed to facilitate the coordinated use of certain natural gas capacity, storage, transportation and supply assets in order to improve service reliability and efficiency./66/

8.   Miscellaneous Companies
     -----------------------

     8.1  Exelon Corporation
          -------------------

          Exelon Corporation (f/k/a NEWHOLDCO Corporation f/k/a PECO Energy Corporation) (PA Corp.), is a wholly-owned inactive subsidiary of PECO which will become the parent registered holding company in the Exelon system upon consummation of the Merger.

     8.2  Exelon (Fossil) Holdings, Inc.
          ------------------------------

          Exelon (Fossil) Holdings, Inc. (DE Corp.), is wholly-owned by EPDC, and is currently inactive.

     8.3  The Proprietors of the Susquehanna Canal
          ----------------------------------------

          The Proprietors of the Susquehanna Canal (PSC) (MD Corp.), wholly-owned by Susquehanna Power Company, is an inactive entity, incorporated in 1783, and acquired in connection with the development of the Conowingo Hydro Project.

_______________________
/65/      Rule 58(b)(1)(v).

/66/      This subsidiary supports PECO's gas utility operations. See New
Century Energies, HCAR 35-26748 (August 1, 1997) (retention of gas systems due to economies of scale).